                                 POWER OF ATTORNEY

                    FOR SEC FILINGS ON FORMS ID, 3, 4, 5 AND 144

    The undersigned hereby constitutes and appoints each of Thomas Wilkinson,
Chief Executive Officer of Sonim Technologies, Inc. (the "Company"), so long as he is employed at the Company, Robert Tirva, Chief Financial Officer of the
Company, so long as he is employed at the Company, Stephanie Sogawa, General
Counsel of the Company, so long as she is employed at the Company and Regina
Braman, of O'Melveny & Myers LLP ("OMM"), outside counsel to the Company, so long as she is employed at OMM, as his true and lawful attorney-in-fact and agent (each, an "Attorney-In-Fact"), with full power of substitution and resubstitution for him and in his name and stead in any and all capacities, to sign and file for and on his behalf, in respect of any acquisition, disposition or other change in ownership of any of the securities of the undersigned, the following:

    (i)   any Form ID to be filed with the Securities and Exchange Commission
          (the "SEC");

    (ii)  any Initial Statement of Beneficial Ownership of Securities on Form 3
          to be filed with the SEC;

    (iii) any Statement of Changes of Beneficial Ownership of Securities on Form
          4 to be filed with the SEC;

    (iv)  any Annual Statement of Beneficial Ownership of Securities on Form 5
          to be filed with the SEC;

    (v)   any Notice of Proposed Sale of Securities on Form 144 to be filed with the SEC; and

    (vi)  any and all agreements, certificates, receipts, or other documents in connection therewith.

    The undersigned hereby gives full power and authority to each Attorney-In-
Fact to seek and obtain as his representative and on his behalf, information on transactions in the securities of the undersigned from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such third party to release such information to each Attorney-In-Fact and approves and ratifies any such release of information.

    The undersigned hereby grants unto each Attorney-In-Fact full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifies and confirms all that any such Attorney-In-Fact or substitute may do or cause to be done by virtue hereof.

    The undersigned acknowledges that:

    (i)   neither the Company nor any Attorney-In-Fact assumes (i) any liability for the undersigned's responsibility to comply with the requirement of the Securities Exchange Act of 1934, as amended (the "Exchange Act"),
          (ii) any liability of the undersigned for any failure to comply with such requirements or (iii) any obligation or liability of the undersigned for profit disgorgement under Section 16(b) of the
          Exchange Act; and

    (ii)  this Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned's obligations under the Exchange Act, including without limitation the reporting requirements under Section 16 of the Exchange Act.

    This Power of Attorney shall remain in full force and effect with respect to the undersigned until revoked by the undersigned in a signed writing delivered to each Attorney-In-Fact.

                   [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

    IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 19th day of April 2021.

                              /s/ Michael C. Mulica
                              ---------------------------------------------
                              MICHAEL C. MULICA